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                                                          EXHIBIT 15.1


                Independent Accountants' Review Report


The Board of Directors and Shareholders
DataTRAK International, Inc.


We have reviewed the accompanying condensed consolidated balance sheet of DataTRAK International, Inc. and subsidiaries (the "Company") (formerly Collaborative Clinical Research, Inc.) as of September 30, 1999, and the related condensed consolidated statements of operations for the three-month and nine-month periods ended September 30, 1998 and 1999 and the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 1998 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical review procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of DataTRAK International, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, not presented herein, and in our report dated February 5, 1999, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1998 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                                              ERNST & YOUNG LLP

Cleveland, Ohio
October 21, 1999